Exhibit 99.1

Physicians Formula Successfully Increases Its Line of Credit to $25 Million

AZUSA, CA (December 8, 2008) – Physicians Formula Holdings, Inc. (NASDAQ: FACE) (“Physicians Formula” or the “Company”) today announced that Physicians Formula, Inc., the Company’s wholly-owned subsidiary, has entered into a third amendment to its existing senior credit agreement with Union Bank of California, N.A. (the “Amendment”).

The Amendment, dated as of December 5, 2008, increases the size of the revolving credit facility to $25 million from $20 million. The applicable interest rates on the revolving credit facility remain the same at LIBOR plus 1.75% or a base rate plus 0.25%.

As of September 30, 2008, the Company had $2 million of outstanding indebtedness under its revolving credit facility, no letters of credit and $18 million available for borrowing under its revolving credit facility and $11.3 million of borrowings under the term loan facility.

The Amendment also amends the maximum total leverage ratio covenant and the minimum net worth covenant, and imposes a condition that any time the Company makes a repurchase of common stock, it must have minimum availability under its revolving credit facility after giving effect to the repurchase.

“We are very pleased to have successfully expanded our credit agreement in the current credit market environment and believe this underscores the confidence our lenders have in our business platform and ability to execute on our future strategies,” said Joseph Jaeger, Chief Financial Officer of Physicians Formula. “This increase combined with our expected future operating cash flow will provide additional financial flexibility for the future.”

About Physicians Formula Holdings, Inc.

Physicians Formula is one of the fastest growing cosmetics companies operating in the mass market prestige, or "masstige", market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in approximately 27,000 stores throughout the U.S. including stores operated by Wal-Mart, Target, CVS, Walgreens and Kroger.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements can be identified by words such as "anticipates," "estimates", "expects," "believes," "plans," "predicts," and similar terms. In particular, this press release may contain forward-looking statements about the Company’s expected future cash flows and financial flexibility. These forward-looking statements are based on current expectations, estimates and projections about the Company's business and its industry, based on management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and the Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to: the demand for the Company's products; the Company's ability to expand its product offerings; the competitive environment in the Company's business; the Company's operations; the Company's cash needs and financial performance; changes in general economic or market conditions; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, filed March 11, 2008, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed November 4, 2008, each of which is available at www.physiciansformula.com and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

(FACE/F)

Contact:	John Mills / Anne Rakunas
Integrated Corporate Relations, Inc.
(310) 954-1100